Investor Contacts: Gerald Tucciarone
Chief Financial Officer
631/434-1600, extension 306

HAUPPAUGE DIGITAL REPORTS FISCAL 2008
THIRD QUARTER AND NINE MONTH RESULTS
________________________________________________________________

HAUPPAUGE, NY – August 14, 2008 - Hauppauge Digital, Inc. (NASDAQ: HAUP), a leading developer of digital video TV and data broadcast receiver products for personal computers, today reported financial results for the third fiscal quarter and nine month period ended June 30, 2008.

THIRD QUARTER RESULTS

Net sales were $19.4 million for the third quarter of fiscal 2008 compared to $23.5 million for the previous year’s third quarter, a decrease of approximately 18%.

The Company  had a net loss of  $1,117,563 for the third fiscal quarter ended June 30, 2008, compared to net income of $181,452 for the third fiscal quarter ended June 30, 2007.  Net loss per share for the third fiscal quarter ended June 30, 2008 was $0.11 on a basic and diluted basis, compared to net income per share of $0.02 on a basic and diluted basis for the third fiscal quarter ended June 30, 2007.

NINE MONTH RESULTS

Net sales were $74.0 million for the nine months ended June 30, 2008 compared to $83.4 million for the nine months ended June 30, 2007,  a decrease of approximately 11%.

The Company had a net loss of $179,653 for the nine months ended June 30, 2008, compared to net income of $3,661,121 for the nine months ended June 30, 2007.  Net loss per share for the nine months ended June 30, 2008 was $0.02 on a basic and diluted basis, compared to net income per share of $0.37 and $0.35 on a basic and diluted basis, respectively,  for the nine months  ended June 30, 2007.

DISCUSSION OF RESULTS

Ken Plotkin Hauppauge’s Chief Executive Officer stated “ The  general economic softness  in the United States,  the discontinuance of operations of one of our major customers who served the computer retail market in the U.S. plus a decline in the sales of TV tuners to personal computer manufacturers resulted in lower sales in North America for the third quarter and nine months of fiscal 2008.   Though sales in North America were slow, retail sales in Europe increased for the quarter and the nine months of fiscal 2008.

In the fourth fiscal quarter, we hope to see the effect of cost reductions focused on administration and operational expenses which were started this quarter.  We remain focused on our sales, marketing and product introduction efforts, and the reductions the Company has implemened has not affected these areas.

In the third fiscal quarter, the company started initial shipments of two new products, the HD PVR and the WinTV-HVR-2250. The HD PVR is the first consumer high definition video recorder which will allow the recording of HD programs from cable and satellite TV set top boxes. The WinTV-HVR-2250 is our next generation dual TV tuner products for North America. These products have seen early acceptance by consumers, and we are excited by their prospects.”

ABOUT HAUPPAUGE DIGITAL

Hauppauge Digital, Inc. is a leading developer of analog and digital TV receiver products for the personal computer market. Through its Hauppauge Computer Works, Inc. and Hauppauge Digital Europe SARL subsidiaries, the Company designs and develops analog and digital TV receivers that allow PC users to watch television on their PC screen in a resizable window and enable the recording of TV shows to a hard disk, digital video editing, video conferencing, receiving of digital TV transmissions, and the display of digital media stored on a computer to a TV set via a home network. The Company is headquartered in Hauppauge, New York, with administrative offices in Luxembourg, Ireland and Singapore and sales offices in Germany, London, Paris, The Netherlands, Sweden, Italy, Spain, Singapore, Taiwan and California. The Company’s Internet web site can be found at http://www.hauppauge.com.

This press release contains forward-looking statements as that term is defined in the federal securities laws.  The events described in forward-looking statements contained in this press release may not occur.   Generally these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, projected or anticipated benefits from acquisitions to be made by us, or projections involving anticipated revenues, earnings or other aspects of our operating results.  The words "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements.  We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences (including, but not limited to, those set forth in our public reports filed with the Securities and Exchange Commission including, but not limited to, our Annual Report on Form 10-K for the year ended September 30, 2007, our Form 10-Q for the quarters ended  December 31, 2007, March 31, 2008 and  our Form 10-Q for the quarter ended June 30, 2008 to be filed with the Securities and Exchange Commission) many of which are beyond our control, that may influence the accuracy of the statements and the projections upon which the statements are based.  Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

[ Financial Table Follows ]

HAUPPAUGE DIGITAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months ended June 30,
	2008 (Unaudited)	2007 (Unaudited)
Net Sales	$19,415,731	$23,540,149
Cost of Sales	15,568,094	18,932,180
Gross Profit	3,847,637	4,607,969

Selling, General and Administrative expenses	3,997,595	3,516,244
Research & Development expenses	966,690	876,697
Income (loss) from operations	(1,116,648)	215,028

Other income (expense) :
Interest income	11,816	10,250
Foreign currency gain (loss)	15,823	(38)
Total other income	27,639	10,212
Income (loss) before taxes	(1,089,009)	225,240
Tax provision	28,554	43,788
Net income (loss)	$(1,117,563)	$181,452

Net income (loss) per share
Basic	(0.11)	0.02
Diluted	$(0.11)	$0.02

Weighted average shares-basic	10,018,152	9,968,686
Weighted average shares-diluted	10,018,152	10,447,780

HAUPPAUGE DIGITAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine Months ended June 30,
	2008 (Unaudited)	2007 (Unaudited)
Net Sales	$73,975,884	$83,351,123
Cost of Sales	58,647,765	66,282,026
Gross Profit	15,328,119	17,069,097

Selling, General and Administrative expenses	12,500,452	10,868,706
Research & Development expenses	2,859,386	2,379,969
Income (loss) from operations	(31,719)	3,820,422

Other income (expense) :
Interest income	28,633	31,988
Foreign currency loss	(16,130)	(6,256)
Total other income	12,503	25,732
Income (loss) before taxes	(19,216)	3,846,154
Tax provision	160,437	185,033
Net income (loss)	$(179,653)	$3,661,121

Net income (loss) per share
Basic	(0.02)	0.37
Diluted	$(0.02)	$0.35

Weighted average shares-basic	9,951,552	9,843,568
Weighted average shares-diluted	9,951,552	10,401,461

HAUPPAUGE DIGITAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2008 Unaudited	September 30, 2007
Assets:

Current Assets:
Cash and cash equivalents	$12,227,016	$11,581,657
Trade receivables, net of various allowances	9,350,027	15,038,751
Other non trade receivables	3,231,373	8,629,075
Inventories	11,667,319	13,521,864
Deferred tax asset-current	603,078	603,078
Prepaid expenses and other current assets	1,232,966	802,575
Total curent assets	38,311,779	50,177,000

Property, plant and equipment, net	786,518	745,121
Security deposits and other non current assets	102,428	110,165
Deferred tax asset-non current	887,611	887,611
Total assets	$40,088,336	$51,919,897

Liabilities and Stockholders’ Equity :

Current Liabilities:
Accounts payable	$7,883,342	$20,635,137
Accrued expenses- fees	6,993,093	5,827,356
Accrued expenses	1,991,379	2,374,410
Income taxes payable	54,305	141,913
Total current liabilities	16,922,119	28,978,816

Stockholders' Equity
Common stock $.01 par value; 25,000,000 shares authorized
10,778,021 and 10,597,002 issued, respectively	107,780	105,970
Additional paid-in capital	16,322,355	15,497,703
Retained earnings	10,847,231	11,026,884
Accumulated other comprehensive income	(1,706,812)	(1,325,971)
Treasury Stock, at cost, 759,579 and 749,579 shares	(2,404,337)	(2,363,505)
Total stockholders' equity	23,166,217	22,941,081
Total liabilities and stockholders’ equity	$40,088,336	$51,919,897

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